EXECUTION VERSION
March 25, 2013
Via Overnight Courier
Euramax International, Inc.
Euramax Holdings, Inc.
Amerimax Richmond Company
303 Research Drive, Suite 400
Norcross, Georgia 30092
Attention: R. Scott Vansant

RE:	Fourth Amendment to Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement (this "Amendment")
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement dated March 18, 2011 (as at any time amended, modified, restated, or supplemented, the "Credit Agreement"), by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation ("Borrower"), EURAMAX HOLDINGS, INC., a Delaware corporation ("Holdings"), AMERIMAX RICHMOND COMPANY, an Indiana corporation ("Richmond"; Holdings and Richmond are collectively referred to herein as "Guarantors" and individually as a "Guarantor"; Borrower and Guarantors are collectively referred to herein as "Credit Parties" and individually as a "Credit Party"), REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent (together with its successors in such capacity, "Agent") for various financial institutions (together with their respective successors and permitted assigns, "Lenders") party from time to time to the Credit Agreement, and Lenders. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
Credit Parties have requested that Agent and Lenders agree to enter into this Amendment. Subject to the terms and conditions set forth herein, Agent and Lenders are willing to enter into this Amendment.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    By deleting the pricing grid set forth in the definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement, and by substituting in lieu thereof the following new pricing grid:

		For Swingline Loans	For Revolving Loans
	S&P and Moody's Corporate Credit Ratings for Euramax	LIR	LIBOR	Base Rate
Level I	Ratings equal to or better than (x) BB- from S&P and (y) Ba3 from Moody's	2.00%	2.00%	1.00%
Level II	Ratings equal to or better than (x) B- but less than BB- from S&P and (y) B3 but less than Ba3 from Moody's	2.25%	2.25%	1.25%
Level III	Ratings equal to (x) B- from S&P and Caa1, Caa2, or Caa3 from Moody's, or (y) CCC+, CCC, or CCC- from S&P and B3 from Moody's	2.50%	2.50%	1.50%
Level IV	Ratings equal to or less than (x) CCC+ from S&P and (y) Caa1 from Moody's	2.75%	2.75%	1.75%

(b)    By deleting clauses (b) and (c) of the definition of "Borrowing Base" set forth in Section 1.1 of the Credit Agreement, and by substituting in lieu thereof the following new clauses (b) and (c):

(b)    the least of (i) 70% (or such lesser percentage as Agent or Agent and Co-Collateral Agent collectively may determine from time to time in their Credit Judgment) of the total amount of Eligible Inventory, (ii) 85% of the NOLV of Eligible Inventory, and (iii) the amount that is equal to one and one-half (1.5) multiplied by the amount of availability created under clause (a) of this definition of Borrowing Base; plus

(c)    (i) during the Seasonal Overadvance Period and subject to the satisfaction of the Seasonal Overadvance Conditions, and (ii) during the 2013 Seasonal Overadvance Period and subject to the satisfaction of the 2013 Seasonal Overadvance Conditions, in either case, the Seasonal Overadvance Amount;

(c)    By deleting clause (j) of the definition of "Eligible Accounts" set forth in Section 1.1 of the Credit Agreement, and by substituting in lieu thereof the following new clause (j):

(j)    owing by any Account Debtor (and such Account Debtor's Affiliates) whose aggregate Accounts exceed (i) with respect to Lowe's Companies Inc., 20% of the total of Borrowers' Accounts, (ii) with respect to The Home Depot, Inc., 25% of the total of Borrowers' Accounts, and (iii) with respect to all other Account Debtors, 10% of the total of Borrowers' Accounts, but only in each case to the extent of such excess;

(d)    By deleting the definition of "Fixed Charge Coverage Ratio Testing Period" set forth in Section 1.1 of the Credit Agreement, and by substituting in lieu thereof the following new definition of "Financial Covenant Testing Period", in proper alphabetical sequence:

"Financial Covenant Testing Period" means if Excess Availability is less than 12.5% of the lesser of (a) the Borrowing Base and (b) the aggregate amount of the Commitments at any time, the period commencing on the last day of the immediately preceding month with respect to which financial statements were due hereunder prior to such occurrence, and continuing on the last day of each month thereafter until such time as Excess Availability is equal to or greater than 12.5% of the lesser of (a) the Borrowing Base and (b) the aggregate amount of the Commitments. In determining whether a Financial Covenant Testing Period exists, clause (c) of the definition of "Borrowing Base" shall not be included for purposes of calculating the Borrowing Base under this definition.
(e)    By deleting the definition of "Minimum Excess Availability Reserve" set forth in Section 1.1 of the Credit Agreement, and by substituting in lieu thereof the following new definition:

"Minimum Excess Availability Reserve" means, on any Business Day of determination (a) on or before November 30, 2013, a reserve in the amount of $1,000,000, and (b) thereafter, as determined by Agent, a reserve in the amount of the greater of (i) $3,000,000 and (ii) 20% of the aggregate outstanding Working Capital Obligations on the applicable date of determination; provided, that, at any time that Borrowers deliver to Agent the Corporate Credit Rating Certificate certifying that Euramax has achieved a corporate credit rating of at least B- from S&P and at least B3 from Moody’s, then the amount of the Minimum Excess Availability Reserve shall be an amount equal to $3,000,000, for so long as Euramax maintains such corporate credit rating.
(f)    By deleting the definitions of "Seasonal Overadvance Amount" and "Seasonal Overadvance Period" set forth in Section 1.1 of the Credit Agreement, and by substituting in lieu thereof the following new definitions, in proper alphabetical order:

"Seasonal Overadvance Amount" means, (a) on any date during a Seasonal Overadvance Period, an amount equal to $15,000,000, (b) on any date during the 2013 Seasonal Overadvance Period, an amount equal to $8,000,000, (c) on any date that is not during a Seasonal Overadvance Period, an amount equal to $0, and (d) at all times following Agent's receipt of a Compliance Certificate described in clause (b) of the definition of 2013 Seasonal Overadvance Conditions demonstrating that Borrowers' consolidated 2013 Seasonal Overadvance Fixed Charge Coverage Ratio for the applicable immediately preceding twelve-month period is less than 1.00 to 1.00, an amount equal to $0.

"Seasonal Overadvance Period" means, during any calendar year (other than the calendar year 2013), the period beginning on January 1 and ending on April 30 of such year.

(g)    By adding the following new definitions to Section 1.1 of the Credit Agreement, in proper alphabetical order:

"2013 Seasonal Overadvance Conditions" means, at all times during the 2013 Seasonal Overadvance Period, each of the following conditions, the satisfaction of which shall be determined by Agent:

(a)    Within thirty (30) days after the end of each fiscal month, Borrowers deliver to Agent, and Agent finds satisfactory, a set of consolidated and consolidating balance sheets and statements of income of Euramax and its Domestic Subsidiaries as at the end of such fiscal month, all in reasonable detail, together with a Financial Officer Certification with respect thereto; and

(b)    Concurrently with the delivery of the consolidated and consolidating balance sheets and statements of income of Euramax and its Domestic Subsidiaries described in the foregoing clause (a), Borrowers deliver to Agent a Compliance Certificate demonstrating that the 2013 Seasonal Overadvance Fixed Charge Coverage Ratio for the immediately preceding twelve-month period is equal to or greater than 1.00 to 1.00.

"2013 Seasonal Overadvance Fixed Charge Coverage Ratio" means the Fixed Charge Coverage Ratio of Euramax and its Domestic Subsidiaries, subject to the following modifications:

(a)    The deductions from the Consolidated Adjusted EBITDA of Euramax and its Domestic Subsidiaries on a consolidated basis shall include (i) the Consolidated Capital Expenditures of Euramax and its Domestic Subsidiaries on consolidated basis for the applicable period, and (ii) the total liability for United States federal income taxes and other taxes attributable to the United States operations of Euramax actually paid in cash by Euramax and its Domestic Subsidiaries on a consolidated basis in respect of the applicable period; and

(b)    In calculating the Consolidated Net Income of Euramax and its Domestic Subsidiaries,

(i)    such calculation shall not include the amount of dividends or distributions or other payments that are paid in cash (or to the extent converted into cash) or Cash Equivalents to Euramax or a Domestic Subsidiary during the applicable period, and

(ii)    such calculation shall include the interest income and management fees earned by Euramax or a Domestic Subsidiary from a European Affiliate or Subsidiary of Euramax during such period and included in the applicable period's calculation of Net Income and that are paid in cash to Euramax or a Domestic Subsidiary from a European Affiliate or Subsidiary of Euramax during such period or within the 20-day period immediately following such period.

"2013 Seasonal Overadvance Period" means the period beginning on the Fourth Amendment Date, and ending on November 30, 2013.

"Fourth Amendment Date" means March 25, 2013.

(h)    By deleting subclause (i) of Section 2.2(b) of the Credit Agreement, and by substituting in lieu thereof the following new subclause (i):

(i)    If the Working Capital Obligations outstanding at any time should exceed the Borrowing Base at such time, including as a result of the reduction of the Seasonal Overadvance Amount to $0 in accordance with the terms of this Agreement (an "Out-of-Formula Condition"), such Working Capital Obligations shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Credit Documents. In the event that Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans or are required to do so by Section 2.2(b)(ii), such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in Section 2.5(e). Borrowers acknowledge and agree that if an Out-of-Formula Condition exists at the time of or as a result of the reduction of the Seasonal Overadvance Amount to $0 in accordance with the terms of this Agreement, Agent and Lenders shall have no obligation to continue to honor Borrowers requests for Revolving Loans until such time that such Out-of-Formula Condition is cured.
(i)    By deleting the paragraph beginning with "During a Seasonal Overadvance Period" set forth in Section 2.5(a) of the Credit Agreement, and by substituting in lieu thereof the following new paragraph:
During (A) a Seasonal Overadvance Period, upon the satisfaction of the Seasonal Overadvance Conditions, the delivery of the Seasonal Overadvance Notice, and Agent's acceptance of the same (and the inclusion of the Seasonal Overadvance Amount in the Borrowing Base), and (B) the 2013 Seasonal Overadvance Period and upon the satisfaction of the 2013 Seasonal Overadvance Conditions, in either case, all Revolving Loans up to the Seasonal Overadvance Amount (which shall be deemed to be the first Revolving Loans made and outstanding) shall bear interest based upon the rates set forth above, as applicable, plus 0.50%.
(j)    By deleting clause (g) of Section 2.6 of the Credit Agreement, and by substituting in lieu thereof the following new clause (g):

(g)    Seasonal Overadvance Fee. On the date that Agent receives a Seasonal Overadvance Notice from Euramax, and concurrently with the delivery of such Seasonal Overadvance Notice and Agent's acceptance of the same (and the inclusion of the Seasonal Overadvance Amount in the Borrowing Base), Borrowers shall be jointly and severally obligated to pay to Agent, for the Pro Rata benefit of Lenders, an activation fee in the amount of 0.20% of the Seasonal Overadvance Amount (such fee is referred to herein as the "Seasonal Overadvance Fee"). For the avoidance of doubt, Borrowers shall not be required to pay the Seasonal Overadvance Fee during the 2013 Seasonal Overadvance Period.

(k)    By deleting clause (a) of Section 2.28 of the Credit Agreement, and by substituting in lieu thereof the following new clause (a):

(a)    Term of Commitments. Subject to each Lender's right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 2.28(b) below, the Commitments shall be in effect for a period (the "Term") from the date hereof, through the close of business on March 1, 2018, unless sooner terminated as provided in Section 2.28(b) below; provided, that, notwithstanding the foregoing, if Agent has not received on or before December 31, 2015, evidence satisfactory to Agent that the scheduled maturity dates of the Indebtedness arising under each of the Senior Secured Notes Documents and the $125,000,000 Unsecured Debt Documents, in each case, have been extended to a date that is ninety (90) or more days following March 1, 2018, then the last day of the Term shall be January 1, 2016.

(l)    By deleting the reference to "Fixed Charge Coverage Ratio Testing Period" set forth in clause (c) of Section 5.1 of the Credit Agreement, and by substituting in lieu thereof a reference to "Financial Covenant Testing Period".

(m)    By deleting clause (q) of Section 5.1 of the Credit Agreement, and by substituting in lieu thereof the following new clause (q):

(q)    Cash Flow Summaries and Information. At the request of Agent or Requisite Lenders, for so long as there are Working Capital Obligations outstanding during a Seasonal Overadvance Period or during the 2013 Seasonal Overadvance Period, by 5:00 p.m. on the first Thursday of each month, Euramax shall deliver to Agent and each Lender a 13-week rolling cash flow forecast in form and substance satisfactory to Agent.
(n)    By deleting clauses (a) and (b) of Section 6.8 of the Credit Agreement, and by substituting in lieu thereof the following new clauses (a) and (b):

(a)    Fixed Charge Coverage Ratio. At all times on and after December 1, 2013, Credit Parties shall not permit the Fixed Charge Coverage Ratio for Euramax and its Subsidiaries, which shall be tested as of the last day of each month occurring during the Financial Covenant Testing Period for the immediately preceding twelve-month period, to be less than 1.15 to 1.00.

(b)    Minimum Consolidated Adjusted EBITDA. During the 2013 Seasonal Overadvance Period, Credit Parties shall not permit the Consolidated Adjusted EBITDA for Euramax and its Subsidiaries, which shall be tested as of the last day of each month occurring during the Financial Covenant Testing Period for the immediately preceding twelve-month period, to be less than $55,000,000.

(o)    By deleting Appendix B to the Credit Agreement, and by substituting in lieu thereof Appendix B attached hereto.

2.    Conditions Precedent. The effectiveness of the amendments contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(a)    Agent shall have received an original signed counterpart to this Amendment from each Credit Party and each Lender;

(b)    Agent shall have received an original signed counterpart to a Third Amended and Restated Deposit Account Control Agreement (Lockbox – Without Activation), substantially in the form of Exhibit A attached hereto, from each party thereto;

(c)    Agent shall have received an original signed counterpart to a Fourth Amended and Restated Deposit Account Control Agreement (Account – With Activation), substantially in the form of Exhibit B attached hereto, from each party thereto; and

(d)    Agent shall have received (i) the Amendment Fee (as defined below), and (ii) the additional fees set forth in a fee letter dated on or about the date hereof, among Agent and Credit Parties.

3.    Post-Closing Covenants. Each Credit Party hereby agrees as follows
(a)    On or before June 1, 2013, Credit Parties shall (i) execute and deliver such amendments to existing mortgages, deeds of trust, and deeds to secure debt in favor of Agent as required by Agent to (among other things) reflect the extension of the last day of the Term as contemplated herein, and (ii) deliver date-down endorsements to existing mortgagee title insurance policies as required by Agent in connection with such amendments; and
(b)    On or before June 1, 2013, Credit Parties shall execute and deliver, and cause Wells Fargo Bank, National Association ("Wells Fargo") to execute and deliver, one or more Control Agreements in favor of Agent with respect to Deposit Accounts 4122164791 and 2000148410288, maintained by Wells Fargo.
4.    Ratification and Reaffirmation; Acknowledgement; and Representations and Warranties.
(a)    Each Credit Party hereby ratifies and reaffirms the Obligations, each of the Credit Documents and all of such Credit Party's covenants, duties, indebtedness and liabilities under the Credit Documents. Each Credit Party acknowledges and stipulates that the Credit Agreement and the other Credit Documents executed by such Credit Party are legal, valid and binding obligations of such Credit Party that are enforceable against such Credit Party in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Credit Party); and the security interests and Liens granted by such Credit Party in favor of Agent are duly perfected, first priority security interests and liens with respect to the ABL Priority Collateral.
(b)    Each Credit Party represents and warrants to Agent and the Lenders, to induce Agent and the Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Credit Party and this Amendment has been duly executed and delivered by such Credit Party; and all of the representations and warranties made by such Credit Party in the Credit Agreement are true and correct on and as of the date hereof.
5.    Amendment Fee; Expenses of Agent. In consideration of Agent's and Lenders' willingness to enter into this Amendment as set forth herein, Credit Parties agree to jointly and severally pay to Agent for the Pro Rata benefit of Lenders, an amendment fee in the amount of $70,000 in immediately available funds on the date hereof (the "Amendment Fee"). Additionally, Credit Parties agree to pay, on demand, all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Credit Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable and documented costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

6.    Miscellaneous. Except as expressly set forth in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect. Each Credit Party agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
[Remainder of page intentionally left blank.]

This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties acknowledge that this Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto (but such party shall promptly deliver to Agent an original signature by overnight delivery). To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
Very truly yours,
REGIONS BANK, as Agent
("Agent")

By:_______________________________
Linda Harris, Senior Vice President
REGIONS BANK
("Lender")

By:_______________________________
Linda Harris, Senior Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION
("Lender")

By:_______________________________
Matt Mouledous, Vice President
[Signature pages continue on following page.]

Fourth Amendment to Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

EURAMAX INTERNATIONAL, INC.
EURAMAX HOLDINGS, INC.
AMERIMAX RICHMOND COMPANY

By:_______________________________
R. Scott Vansant, Chief Financial Officer

Fourth Amendment to Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

Appendix B

[See attached.]

APPENDIX B
TO AMENDED AND RESTATED SENIOR
SECURED REVOLVING CREDIT AND
GUARANTY AGREEMENT

Notice Addresses

BORROWERS AND GUARANTORS:

EURAMAX INTERNATIONAL, INC. and each Borrower and Guarantor

303 Research Drive, Suite 400
Norcross, Georgia 30092
Attention: R. Scott Vansant

AGENT:

REGIONS BANK, as Agent

1180 West Peachtree Street NW
Suite 1000
Atlanta, Georgia 30309
Attention: Euramax Loan Administration Officer

LENDERS:

REGIONS BANK

1180 West Peachtree Street NW
Suite 1000
Atlanta, Georgia 30309
Attention: Euramax Loan Administration Officer

WELLS FARGO CAPITAL FINANCE, LLC

1100 Abernathy Road, Suite 1600
Atlanta, Georgia 30328
Attention: Business Finance Manager
Fax No.: (770) 804-0785

EXHIBIT A

Third Amended and Restated Deposit Account Control Agreement (Lockbox – Without Activation)

[See attached.]

EXHIBIT B

Fourth Amended and Restated Deposit Account Control Agreement (Account – With Activation)

[See attached.]